Exhibit 10.2

UNIVERSITY OF MINNESOTA

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS EXCLUSIVE PATENT LICENSE AGREEMENT (the “Agreement”) is made by and between Regents of the University of Minnesota, a constitutional corporation under the laws of the state of Minnesota, having a place of business at 1000 Westgate Drive, Suite 160, St. Paul, Minnesota 55114 (the “University”), and the Licensee indentified below.

Purpose

The University owns the right to license to others certain rights to the Licensed Patent(s), as that term is defined and used in this Agreement. The Licensee desires that the University grant it a license to use, develop, and commercialize the intentions claimed in the Licensed Patents. The University is willing to grant such a license on the terms set forth below.

NOW, THEREFORE, the parties agree that:

The Terms and Conditions of Exclusive Patent License attached hereto as Exhibit A are incorporated herein by reference in their entirety (the “Terms and Conditions”). In the event of a conflict between provisions of this Agreement and the Terms and Conditions, the provisions in this Agreement shall govern. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Terms and Conditions.

The section numbers used in the parentheses below correspond to the section numbers in the Terms and Conditions.

1. Licensee (1.8). Synageva BioPharma, a corporation under the laws of the state of Delaware having its principal place of business at 60 Hickory Drive, Waltham, MA 02451 and its Affiliates.

2. Field(s) of Use (1.3). The field(s) of Use is(are). production of recombinant virus for use in the introduction of nucleotide sequences into [***] including [***] provided that the Field of Use expressly excludes the creation or production of vaccines directly from the virus produced using the Licensed Technology. For purposes of clarification, protein production in [***] produced using the Licensed Technology, including but not limited to [***] shall fall within the Field of Use.

3. Territory (1.16). The territory is any country where a Licensed Patent or Patent Application is active and enforceable and, but for the granting of the rights set forth in the Agreement, Licensee would infringe (including under the doctrine of equivalents) one or more claims of the Licensed Patent or be encompassed by one or more claims of a Patent Application.

4. Effective Date (2). The effective date is the date of the last signature below.

5. Patents and/or Patent Applications.

5.1 Licensed Patents(s) (1.5).

[***]	=	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Patent No.	Country	Issue Date	Title
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

5.2 Patent Applications (1.9).

Application No.	Country	Filing Date	Title
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Licensed Patents and Patent Applications also include all patents and patent applications worldwide related to one or more of the Licensed Patents shown in 5.1 and all patents and patent applications worldwide which are related to one or more of the Patent Applications shown in 5.2.

6. Patent-Related Expenses (1.10). Select one of the following:

☐ The Licensee has no obligation under the Agreement to reimburse the University for Patent-Related Expenses except as provided for in section 4.2.4 of the Terms and Conditions.

7. Sublicense Rights (3.1.2). Select one of the following:

Yes

No

8. Federal Government Rights. Select one of the following:

Yes

No

[***]	=	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9. Performance Milestones (5.1). Performance Milestones are not applicable.

10. Commercialization Reports (5.4). Commercialization Reports are due annually beginning on the first anniversary of the Effective Date.

11. Payments (6.1). All amounts are non-refundable, and payable as defined below or as specified in the University’s invoice.

11.1 Upfront Payment. An Upfront Payment in the amount of [***] is payable as follows: [***] due on the Effective Date of this Agreement and [***] due on or before May 31, 2009.

11.2 Annual Maintenance Fee. [***]

11.3 This section intentionally left blank.

11.4 Running Royalty and Minimums. In each Territory (1.16), the Licensee shall pay as a running royalty [***] of Net Sales Price defined in Section 1.4 of the terms and conditions of Licensed Products commencing upon the first commercial sale of the Licensed Product. Should the Licensee be required to in-license, on a royalty bearing basis, certain technology(ies) from a third party to create a Licensed Product, the running royalty rate shall be credited by such third party payment provided that such running royalty rate shall be reduced by no more the [***] on those Licensed Products. For the avoidance of doubt, Net Sales Price shall not include transfers or other dispositions of Licensed Products for clinical studies.

11.4.1 The Licensee shall pay as a minimum of such royalty the following amount for each year [***]. Such payment shall be credited against running royalty payments otherwise due under this Agreement.

11.5 Sublicense Fees. Within thirty (30) days after the last day of the calendar quarter, during the term of this Agreement and the Post-Termination Period, the Licensee shall pay to the University the following as earned by the Licensee during such quarter:

11.5.1 [***] (1.15).

11.5.2 [***] (1.14).

11.6 Financial Milestones. Financial Milestones are not applicable.

11.7 This section intentionally left blank.

11.8 This section intentionally left blank.

11.9 This section left intentionally blank.

11.10 Interest Rate (6.2). The Interest Rate will be [***]. 11.11 Other. None.

[***]	=	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12. Licensee’s Address for Notice (23). Notices will be sent to the Licensee at:

Synageva BioPharma Corp.
60 Hickory Drive
Waltham, MA 02451
Attn: Sanj K. Patel, President and CEO

Facsimile No.: 781-890-1114
Email:

13. Licensee expressly warrants and represents and does hereby state and represent that no promise or agreement which is not herein expressed has been made to Licensee in executing this Agreement except those explicitly set forth herein and in the Terms and Conditions, and that Licensee is not relying upon any statement or representation of the University or their representatives.

14. Licensee is relying on Licensee’s own judgment and has been represented by legal counsel. Said legal counsel has read and explained to Licensee the entire contents of this Agreement and the Terms and Conditions incorporated by reference herein. Licensee hereby warrants and represents that the Licensee understands and agrees to all the provisions in this Agreement and said Terms and Conditions.

15. University represents and warrants that the License Agreement between University and Wyeth covering exclusive use of the Licensed Technology and Licensed Patents has been terminated and is of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

Regents of the University of Minnesota	Synageva BioPharma

By	By:
Name: Sanj K. Patel
Title: President and Chief Executive Officer

Office for Technology Commercialization	Synageva BioPharma Corp.
Date:	Date:

UNIVERSITY OF MINNESOTA

EXHIBIT A

Terms and Conditions

Exclusive Patent License Agreement

These terms and conditions to the Exclusive Patent License Agreement (“Terms and Conditions”) govern the grant of license by Regents of the University of Minnesota (“University”) to the Licensee identified in the Exclusive Patent License Agreement (the “EPLA”). These Terms and Conditions are incorporated by reference into the EPLA. All section references in these Terms and Conditions refer to provisions in these Terms and Conditions unless explicitly stated otherwise.

1. Definitions. For purposes of interpreting the Agreement, the following terms have the following meanings:

1.0 “Affiliate” means an entity of the Licensee or sublicensee that is controlled by the Licensee or sublicensee, or along with the Licensee or sublicensee, is under the common control of a third party. An entity shall be deemed to have control of the controlled entity if it (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities of the controlled entity, or (ii) has the right, power or authority, directly or indirectly, to direct or cause the direction of the policy decisions of the controlled entity, whether by ownership of securities, by representation on the controlled entity’s governing body, by contract, or otherwise.

1.1 “Agreement” means collectively these Terms and Conditions and the EPLA.

1.2 “EPLA” means the attached Exclusive Patent License Agreement.

1.3 “Field of Use” means the field(s) of use described in section 2 of the EPLA.

1.4 “Net Sales Price” means the gross amount invoiced by Licensee for sales, leases, and other dispositions of Licensed Products to third parties minus (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) shipping, handling, freight, customs duties, consular fees and other like charges (iv) excise, sale and use taxes, and (v) actual uncollectable accounts receivable. If the Licensee or a sublicensee, as the case may be, sells, leases, or disposes of a Licensed Product to an Affiliate, the “Net Sales Price” for that transaction will be equal to the price the Licensee or the sublicensee, as the case may be, charges non-Affiliate third parties for the Licensed Product minus (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) shipping, handling, freight, customs duties, consular fees and other like charges (iv) excise, sale and use taxes, and (v) actual uncollectable accounts receivable, or if the Licensee or the sublicensee does not offer to sell the Licensed Product to a third party, the price charged by the Licensee or the sublicensee for a product of similar kind, quality, and quantity minus (i) all trade, quantity, and cash discounts actually allowed, (ii) all credits and allowances actually granted due to rejections, returns, billing errors, and retroactive price reductions, (iii) shipping, handling, freight, customs duties, consular fees and other like charges (iv) excise, sale and use taxes, and (v) actual uncollectable accounts receivable. Notwithstanding the issuance of two or more Licensed Patents or the filing of Patent Applications, a single royalty payment is payable for each product, good, or service that constitutes a Licensed Product made, sold, or transferred for value. In the event any Licensed Product is sold as a component of a combination of functional elements, Net Sales Price for purposes of determining royalty payments on such combination shall be calculated on a worldwide basis by multiplying the Net Sales Price of such combination by the fraction A over A+B, in which “A” is the average invoice price of the Licensed Product portion of the combination when sold separately during the accounting period in which the sale was made, and “B” is the average invoice price of the non-Licensed Product portion of the combination when sold separately during the accounting period. In the event no separate sale of either such above-designated Licensed Product or such above-designated non-Licensed Product portion of the combination is made during the accounting period in which the sale of the combination was made, Net Sales Price shall be calculated by multiplying Net Sales of the combination by the fraction A/C where A is the average invoice price of the Licensed Product when sold separately and C is the average invoice price of the combination product, such costs being arrived at using the standard accounting procedures of Licensee which will be in accord with generally accepted accounting practices. If neither the Licensed Product nor the combination product is sold separately by Licensee, the Net Sales Price shall be calculated as above except that A shall be the total cost of tangible materials and supplies used in the manufacture of the Licensed Product and C shall be the total cost of tangible materials and supplies used in the manufacture of the combination product.

1.5 “Licensed Patent” means the patent(s) described in section 5 of the EPLA, including all foreign counterpart patents and patent applications thereto; all reissues, reexaminations, renewals, extensions, divisionals, continuations, and continuations-in-part of the foregoing patents and patent applications; and any patents which issue on the foregoing along with any active and enforceable patent(s) issued during the Term with respect to a Patent Application.

1.6 “Licensed Product” means any product or good in the Field of Use that is made by, made for, sold, transferred, or otherwise disposed of by the Licensee or its sublicensees during the Term and the Post-termination Period and that, but for the granting of the rights set forth in the Agreement, would infringe (including under the doctrine of equivalents) one or more claims in a Licensed Patent or Patent Application, or any product or good that is made using a process or machine that would infringe (including under the doctrine of equivalents) one or more claims in a Licensed Patent or be encompassed by one or more claims of a Patent Application. “Licensed Product” also means any service provided by or for the Licensee or its sublicensees that incorporates all or any portion of a product or good that would be a Licensed Product. Unless the parties otherwise agree in writing, the term Licensed Product refers only to products and goods manufactured, made, sold, transferred, or otherwise disposed of during the Term.

1.7 “Licensed Technology” means collectively the inventions claimed in each Licensed Patent and each Patent Application.

1.8 “Licensee” means the entity identified in section 1 of the EPLA.

1.9 “Patent Application” means the patent application(s) described in section 5 of the EPLA. “Patent Application” also means any related applications including, continuations, continuations-in-part, and divisionals of a Patent Application.

1.10 “Patent-Related Expenses” means costs and expenses (including out-of-pocket attorneys’ fees, patent agent fees and governmental filing fees) that the University incurs in searching, preparing, filing, prosecuting, and maintaining a Patent Application and Licensed Patent.

1.11 “Payment” means a payment to be made by the Licensee to the University specified below in section 6.1 and described in section 11 of the EPLA.

1.12 “Performance Milestone” means an act or event specified below in section 5.1 and described in section 9 of the EPLA.

1.13 Post-termination Period” means the one hundred eighty (180) day period commencing on the date of termination of the agreement.

1.14 “Sublicense Revenues” means all revenue earned by the Licensee in consideration of its granting a third party a sublicense to any of its rights under the Agreement excluding Sublicense Royalties. Sublicense Revenues and Sublicense Royalties specifically shall not include (i) payments made by a sublicensee in consideration of equity or debt securities of Licensee; (ii) payments made by a sublicensee to support research activities to be undertaken by Licensee; (iii) payments related to the funding or conduct of pilot studies; (iv) payments which are performance-based milestones; (v) payments reflecting the license or sublicense of any intellectual property other than Licensed Patents, or (vi) reimbursement for patent or other expenses.

1.15 “Sublicense Royalties” means a percentage of the royalties the Licensee receives from a sublicense, as indicated in section 11 of the EPLA.

1.16 “Territory” means the geographical area described in section 3 of the EPLA. 1.17 This section left intentionally blank.

2. Term. The term of the Agreement commences on the Effective Date as defined in section 4 of the EPLA and, unless terminated earlier as provided below in section 8, expires on the date on which both no Licensed Patent containing a claim which Licensee would infringe, but for the rights set forth in the agreement, is active and enforceable in the Territory and no Patent Application containing a claim which Licensee would infringe, but for the rights set forth in the agreement, is pending in the Territory (the “Term”). Notwithstanding the forgoing, at any time after the third (31(1) anniversary after the Effective Date, the Licensee, without cause, may terminate this Agreement by providing a ninety (90) day notice of the Licensee’s intent to terminate this agreement to the University as provided for in section 23.

3. Grant of License.

3.1 The Licensee’s Rights.

3.1.1 Subject to the terms and conditions of this Agreement, the University hereby grants to the Licensee, and the Licensee hereby accepts, an exclusive license to make (including to have made on its behalf), use, have used, offer to sell or sell, have sold, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory. No provision of the Agreement is to be construed to grant the Licensee, by implication, estoppel or otherwise, any rights (other than the rights expressly granted it in the Agreement) to the Licensed Technology, a Licensed Patent or Patent Application, or to any other University-owned technology, patent applications, or patents.

3.1.2 This subsection 3.1.2 applies only if the parties have marked “Yes” in section 7 of the EPLA. If “Yes” is not marked, the Licensee shall not, (and is not hereby granted the right to) sublicense its rights under the Agreement If the parties have marked “Yes”, the Licensee may sublicense its rights only as follows: the Licensee shall deliver to the University a true, correct, and complete copy of the sublicense agreement or other agreement under which the Licensee purports or intends to grant such sublicense rights at least thirty (30) days after the execution of such agreement. The Licensee shall not enter into such agreement if the terms of the agreement are in breach with the terms of the Agreement, including without limitation, sections 5.2 - 5.6, 6.5, 8.3, 9.5, 10.3, and 11.3. Any sublicense attempted to be made or made in violation of this subsection is void and constitutes an event of default under subsection 8.1.1 below.

3.2 The United States Government’s Rights. If the University indicated in section 8 of the EPLA that the United States federal government funded the development, in whole or in part, of the Licensed Technology, then, (i) the federal government may have certain rights in and to the Licensed Technology as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulations. (ii) the parties’ rights and obligations with respect to the Licensed Technology, including the grant of license set forth above in subsection 3.1.1, are subject to the applicable terms of these laws and regulations.

3.3 The University’s Rights. The University retains an irrevocable, world-wide, royalty-free, non-exclusive, right to use the Licensed Technology solely for non-profit teaching,research and educational purposes in the Field of Use. Further, the University shall be able to sublicense such right in the Field of Use to other non-profit teaching, research or educational institutions only for non-profit purposes so long as any inventor named on a Licensed Patent or Patent Application is or has been employed by such institution. For the purpose of clarification, the University may use or grant licenses to the Licensed Technology in any way, including for profit research, in any field of use other than the Field of Use as defined in this Agreement.

4. Applications and Patents.

4.1 Pre-EPLA Patent Filings. The Licensee acknowledges that it has reviewed each Licensed Patent and each Patent Application and that it has no basis to challenge or dispute the inventorship, validity, or enforceability of any of the claims made in a Licensed Patent or a Patent Application. The Licensee further represents that, (a) manufacture of any product or good that infringes (including under the doctrine of equivalents) a claim in any Licensed Patent or Patent Application, or (b) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a claim in a Licensed Patent or Patent Application by Licensee prior to the effective date is within the scope of this agreement.

4.2 Patent Application Filings during the Term of the Agreement.

4.2.1 The University, in consultation with the Licensee, shall determine in which countries patent application(s) will be filed and prosecuted with respect to the Licensed Technology. The University shall retain counsel of its choice to file and prosecute such patent applications. The University shall inform the Licensee of the status of the prosecution of the patent application in the Field of Use, including delivering to the Licensee pertinent notices, written and oral communications with governmental officials, and documents, and shall consult with the Licensee on the prosecution of the patent application. The Licensee shall cooperate with the University in the filing and prosecution of all patent applications with respect to the Licensed Technology.

4.2.2 The grant of license in section 3.1 and the definition of Territory in section 1.16 shall not extend to or include any country in which Licensee elects, in writing to the University, not to pay or reimburse the payment of the cost, in whole or in part, to seek or maintain intellectual property protection.

4.2.3 No provision of the Agreement limits, conditions, or otherwise affects the University’s right to prosecute a patent application with respect to the Licensed Technology in any country. The University retains the sole and exclusive right to file or otherwise prosecute a patent application claiming priority to the Licensed Technology.

4.2.4 From time to time as decisions regarding Licensed Patent and Patent Application, including foreign counterparts, are required, the University shall inform the Licensee of requisite decisions regarding prosecution and maintenance of Licensed Patents and Patent Applications, in writing at least thirty (30) days prior to such required decision as provided for in section 23. In the event the University notifies Licensee that it will not prosecute or maintain a Licensed Patent or Patent Application in a certain Territory, the Licensee, at its discretion, may elect to prosecute or maintain the Licensed Patent or Patent Application in which case the Licensee shall reimburse the University for all Patent Related Expenses associated with pursuing or maintaining the Licensed Patent or Patent Application as provided for in section 6 of the EPLA. In the event the University has granted a license to a third party or third parties to the Licensed Technology, Patent Related Expenses incurred by the Licensee, shall be reduced by the percentage represented by the number of licensees minus 1 divided by the number of licensees multiplied times 100. No refunds, recalculations or the like shall be provided as the number of licensees to the Licensed Technology or Territory changes. For the avoidance of doubt, if the University notifies Licensee that the University will not prosecute or maintain a Licensed Patent or Patent Application in a certain Territory and Licensee elects not to maintain or prosecute the Licensed Patent or Patent Application, Licensee will thereafter not be required to pay the Running Royalty and Minimums in the Territory covered by the Licensed Patent or Patent Application.

4.3 Ownership of the Licensed Patents and Patent Applications. No provision of the Agreement grants the Licensee any ownership rights, titles, or interests (except for the grant of license above in subsection 3.1.1) in the Licensed Patents or Patent Applications, notwithstanding the Licensee’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

5. Commercialization.

5.1 Commercialization and Performance Milestones. The Licensee shall use its commercially reasonable efforts, consistent with sound and reasonable business practices and judgment, to commercialize the Licensed Technology and to manufacture and offer to sell and sell Licensed Products as soon as practicable and to maximize sales thereof. The Licensee shall perform, or shall cause to happen or be performed, as the case may be, all the performance milestones described in section 9 of the EPLA. Licensee shall be deemed to have satisfied its obligations under this Section if Licensee has an ongoing and active research program or marketing program, as appropriate, directed toward production and use of one or more Licensed Products anywhere in the world. Any efforts of Licensee’s sublicensees or its Affiliates shall be considered efforts of Licensee for the purpose of determining License’s compliance with this S ection.

5.2 Covenants Regarding the Manufacture of Licensed Products. The Licensee hereby covenants and agrees that (i) the manufacture, use, sale, or transfer of Licensed Products shall comply with all applicable federal and state laws, including all federal export laws and regulations; and (ii) no Licensed Product shall be defective in design or manufacture. The Licensee hereby further covenants and agrees that, pursuant to 35 United States Code Section 204, it shall make commercially reasonable efforts to cause each sublicensee, to substantially manufacture in the United States of America all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America.

5.3 Export and Regulatory Compliance. The Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (i) ITAR and EAR product/service/data¬specific requirements; (ii) ITAR and EAR ultimate destination-specific requirements; (iii) ITAR and EAR end user-specific requirements; (iv) Foreign Corrupt Practices Act; and (v) antiboycott laws and regulations. The Licensee shall comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information). The Licensee certifies that it shall not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations. The Licensee shall include an appropriate provision in its agreements with its authorized sublicensees to assure that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

5.4 Commercialization Reports. Throughout the Term and during the Post termination Period, and within thirty (30) days of the date specified in the schedule set forth in section 10 of the EPLA, the Licensee shall deliver to the University written reports of the Licensee’s and the sublicensees’ efforts and plans to commercialize the Licensed Technology and to manufacture, offer to sell, or sell Licensed Products.

5.5 Use of the University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of the Agreement grants the Licensee or a sublicensee any right or license to use the name, logo, or any marks owned by or associated with the University or the names, or identities of any member of the faculty, staff, or student body of the University. The Licensee shall not use and shall not permit a sublicensee to use any such logos, marks, names, or identities without the University’s and, as the case may be, such member’s prior written approval.

5.6 Governmental Markings.

5.6.1 The Licensee shall mark all Licensed Products, where feasible, with patent notice appropriate under Title 35, United States Code.

5.6.2 The Licensee is responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale, and use of any Licensed Product, at the Licensee’s expense, including, without limitation, any safety studies. The Licensee is responsible for including with the Licensed Product any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

5.6.3 The Licensee agrees to register the Agreement with any foreign governmental agency that requires such registration, and the Licensee shall pay all costs and legal fees in connection with such registration. The Licensee shall comply with all foreign laws affecting the Agreement or the sale of Licensed Products.

6. Payments, Reimbursements, Reports, and Records.

6.1 Payments. The Licensee shall pay all amounts due under the Agreement by check (payable to the “Regents of the University of Minnesota and sent to the address specified below in section 23), wire transfer, or any other mutually agreed-upon method of payment.

6.2 Interest and Administration Fees. All amounts due under the Agreement shall bear interest as provided in section 11 of the EPLA on the entire unpaid balance computed from the due date until the amount is paid. If it defaults under any provision of the Agreement, even if such default is cured as provided for in the Agreement, the Company shall pay the University an administration fee in each instance.

6.2.1 Reimbursement of Patent-Related Expenses. The Licensee shall pay invoices for Patent-Related Expenses under the Agreement within thirty (30) days of its receipt of the University’s invoice. With respect to each invoice, the University shall use reasonable efforts to specify the date on which the Patent-Related Expense was incurred and the purpose of the expense (including, as applicable, a summary of patent attorney services giving rise to the expense); provided, however, the University is not required to disclose to the Licensee any information that is protected by the University’s attorney-client privilege. Patent-Related Expenses incurred as of the Effective Date are set forth in section 6 of the EPLA.

6.3 Sales Reports. Following the first commercial sale of a Licensed Product, within sixty (60) days after the last day of a calendar quarter during the Term and the Post-termination Period, the Licensee shall deliver to the University a written sales report in the form attached as Exhibit B, recounting the number and Net Sales Price amount (expressed in U. S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by the Licensee or a sublicensee, during such calendar quarter. The Licensee shall deliver such written report to the University even if the Licensee is not required hereunder to pay to the University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter.

6.4 Records Retention and Audit Rights.

6.4.1 Throughout the Term and the Post-termination Period and for five (5) years thereafter, the Licensee, at its expense, shall keep and maintain and shall exercise its best efforts to cause each sublicensee and each non-affiliated third party that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of the Licensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the Term and the Post-termination Period and all other records related to the Agreement.

6.4.2 In connection with an audit, the Licensee, upon written request, shall deliver to the University and its representatives true, correct and complete copies of all documents and materials reasonably relevant to the Licensee’s and sublicensees’ performance of the Agreement, including, without limitation, all sublicenses granted.

6.4.3 To determine the Licensee’s compliance with the terms of the Agreement, the University, at its expense (except as set forth below in this subsection), may inspect and audit the Licensee’s records referred to above in subsection 6.5.1 at the Licensee’s address as set forth in the Agreement or such other location(s) as the parties mutually agree during the Licensee’s normal business hours no more than once per year. The Licensee shall cooperate in the audit, including providing at no cost, commodious space in the Licensee’s place of business for the auditor. The Licensee shall reimburse the University for all its out-of-pocket expenses to inspect and audit such records if the University, in accordance with the results of such inspection and audit, determines that the Licensee has underpaid amounts owed to the University by at least six and one half percent (6.5%) or twenty-five thousand and no/100 dollars ($25,000), whichever is smaller, in a reporting period. The Licensee shall cause each sublicensee and each non¬affiliated third party that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of the Licensee to grant the University a right to inspect and audit the sublicensee’s or third party’s records substantially similar to the rights granted the University in this subsection. In connection with, and before the commencement of, an audit, if the Licensee requests in writing to the University, then prior to conducting such audit, the Licensee, the University and the auditor must enter into an agreement prohibiting the auditor and the University from disclosing the Licensee’s nonpublic, proprietary information to any third party without the Licensee’s prior written consent; provided, however, that consistent with generally accepted auditing standards and the auditor’s professional judgment, the auditor may disclose such information to the University and its agents, counsel, or consultants. The Licensee acknowledges that such an agreement is adequate to protect its legitimate interests, and the parties agree that there shall be no additional nondisclosure agreement demanded as a condition to the commencement of an audit and the University’s exercising its rights under this subsection.

6.5 Currency and Checks. All computations and payments made under the Agreement shall be in United States dollars. To determine the dollar value of transactions conducted in non United States dollar currencies, the parties shall use the exchange rate for the currency into dollars as reported in the Wall Street Journal as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction occurred.

7. Infringement.

7.1 If a party learns of substantial, credible evidence that a third party is making, using, or selling a product in the Field of Use in the Territory that infringes a Licensed Patent, such party shall promptly notify the other party in writing of the possible infringement and in such notice describe in detail the information suggesting infringement of the Licensed Patent. Prior to commencing any action to enforce a Licensed Patent, the parties shall enter into good faith negotiations on the desirability of bringing suit, the parties to the action, the selection of counsel, and such other matters as the parties may agree to discuss, including the allocation of expenses and the sharing of any recovery. No provision of this Agreement limits, conditions, or otherwise affects a party’s statutory and common-law rights to commence an action to enforce a Licensed Patent. In any such action, the parties agree to cooperate fully with each other and will use reasonable efforts to permit access to relevant personnel, records, papers, information, samples and specimens during regular business hours.

7.2. If the validity of a Licensed Patent is questioned in any suit, action or proceeding, the Licensee shall: i) promptly inform the University of such suit and ii) have no right to make any settlement or compromise which affects the scope, validity, enforceability or otherwise of the Licensed Patent without the University’s prior written approval.

8. Termination.

8.1. By the University.

8.1.1 If the Licensee breaches or fails to perform one or more of its obligations under the Agreement, the University may deliver a written notice of default to the Licensee. Without further action by a party, the Agreement shall terminate if the default has not been cured in full within (x) thirty (30) days after the delivery to the Licensee of the notice of default if the default relates to a payment or reimbursement obligation under this Agreement or (y) ninety (90) days after the delivery to the Licensee of the notice of default if the default relates to any other matter.

8.1.2 The University may terminate the Agreement by delivering to the Licensee a written notice of termination at least ten (10) days before the date of termination if the Licensee (i) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that the Licensee fails to have released within thirty (30) days after filing; (ii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; or (iii) makes a general assignment for the benefit of creditors.

8.2 By the Licensee.

8.2.1. Licensee may terminate this agreement at any time after the third (3rd) anniversary of the Effective Date as provided in section 2 above.

8.3 Post-termination Period.

8.3.1 The Licensee shall not use, or permit others to use, the Licensed Technology or manufacture or have manufactured Licensed Products if the agreement terminates pursuant to Section 8.1. If the Licensee terminates the Agreement under section 8.2 or if the Agreement expires, the Licensee may continue to offer to sell and sell, offer to lease and lease, and otherwise offer to dispose of or dispose of Licensed Products in the Territory that were manufactured before such termination. If the University terminates the Agreement under section 8.1, however, the Licensee shall not offer to sell or sell, offer to lease or lease, or otherwise offer to dispose of or dispose of a Licensed Product in the Territory.

8.3.2 Promptly upon expiration or termination of the Agreement, for whatever reason, the Licensee hereby grants and assigns to the University the sublicenses granted under the Agreement. Notwithstanding the foregoing, the University shall not be obligated to assume any such sublicense agreement to which the University has reasonable grounds to object to the material terms of the sublicense agreement. The University shall have no obligation to pay the Licensee any amount in consideration for its assumption of such titles, rights, and obligations.

8.3.3 Upon expiration or termination of the Agreement, for whatever reason, the Licensee, upon University’s request, shall terminate each sublicense granted under the Agreement; shall deliver to the University a true, correct, and complete list identifying each sublicensee and describing the terms of each sublicense, including the royalty rates and other financial terms, milestones, and other material terms; and shall cooperate in the University’s efforts to enter into licenses or other forms of agreement with the sublicensees. The Licensee shall be liable for any costs, expenses, or damages payable to the sublicensee arising out of the termination of a sublicense.

9. Release, Indemnification, and Insurance.

9.1 The Licensee’s Release. For itself and its employees, the Licensee hereby releases the University and its regents, employees, and agents forever from any and all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of the Licensee’s exercise or attempt to exercise any of the rights or licenses granted it under this Agreement, including without limitation, the manufacture, use, lease, sale, or other disposition of a Licensed Product or the Licensee’s breach of any term of this Agreement unless any such suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) arise from or are the result of the University’s negligence or willful misconduct.

9.2 The Licensee’s Indemnification. Throughout the Term and thereafter, the Licensee shall indemnify, defend, and hold the University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the Licensee’s exercises or attempt to exercise any of the rights or licenses granted it under this Agreement, including without limitation, the manufacture, use, lease, sale, or other disposition of a Licensed Product or the Licensee’s breach of any term of this Agreement unless any such suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) arise from or are the result of the University’s negligence or willful misconduct.

9.3 The University’s Indemnification. Throughout the Term and thereafter, the University shall indemnify, defend, and hold the Licensee and its directors, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of the University’s breach of any term of this Agreement.

9.4 The Licensee’s Insurance.

9.4.1 Throughout the Term, or during such other period as the parties agree in writing, the Licensee shall maintain, and shall cause each sublicensee to maintain, in full force and effect comprehensive general liability (“CGL”) insurance, with single claim coverage of $1,000,000.00 per occurrence and $2,000,000.00 in the annual aggregate. Such insurance policy shall include coverage for claims that may be asserted by the University against the Licensee under section 9.2 and for claims by a third party against the Licensee or the University arising out of the purchase or use of a Licensed Product. Such insurance policy must (i) name the University as an additional insured if the University so requests in writing and (ii) require the insurer to deliver written notice to the University at the address set forth in section 23, at least thirty (30) days before the cancellation or non-renewal of the policy. Upofl receipt of the University’s written request, the Licensee shall deliver to the University a copy of the certificate of insurance for such policy.

9.4.2 The provisions of subsection 9.4.1 do not apply if the University agrees in writing to accept the Licensee’s or a sublicensee’s, as the case may be, self-insurance plan as adequate insurance.

9.5 Sublicensees—Release. The Licensee shall cause each sublicensee to grant the University a release from liabilities substantially similar to the release granted in favor of the University above in section 9.1.

10.	Warranties.

10.1 Authority. Each party represents and warrants to the other party that it has full corporate power and authority to execute, deliver, and perform the Agreement, and that no other corporate proceedings by such party are necessary to authorize the party’s execution or delivery of the Agreement. University hereby represents and warrants to Licensee that: (a) it owns all right, title and interest in and to the Licensed Patents; (b) each inventor has executed (or will execute) a document assigning to University such inventor’s entire right, title and interest in and to the Licensed Technology and under the Licensed Patents; and (c) it has not granted (or will not grant) any right or interest in the Licensed Technology or the Licensed Patents in the Field of Use that is inconsistent with rights granted to Licensee herein.

10.2 Disclaimers.

10.2.1 EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE IN SECTION 10.1, THE UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING THE LICENSED TECHNOLOGY, EACH LICENSED PATENT, EACH PATENT APPLICATION, AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

10.2.2 The University expressly disclaims any warranties concerning and makes no representations:

(i)	that the Patent Applications will be allowed or granted or that a patent will issue from any Patent Application;

(ii)	concerning the validity, interpretation of claims or scope of anyLicensed Patent; or

(iii)	that the exercise of the rights or licenses granted to the Licensee under the Agreement will not infringe a third party’s patent or violate its intellectual property rights.

10.3 Sublicensees—Warranties. The Licensee shall cause each sublicensee to give the University warranties and disclaimers and exclusions of warranties substantially similar to the warranty and disclaimers and exclusions of warranties in favor of the University above in section 10.1 and subsections 10.2.1 and 10.2.2.

11.	Damages.

11.1 Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL THE UNIVERSITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES (EXCEPT TO THE EXTENT OF THE UNIVERSITY’S WILLFUL, WANTON, OR INTENTIONAL ACTS) OR (B) LOST PROFITS, LOST

BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

11.2 Damage Cap. EXCEPT FOR UNIVERSITY’S WILLFUL BREACH OF SECTION 3.1 OR ITS INDEMNIFICATION OBLIGATION UNDER 9.3, IN NO EVENT SHALL THE UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THE AGREEMENT EXCEED THE AMOUNT OF PAYMENTS PAID TO THE UNIVERSITY UNDER SECTION 6.1 OF THE AGREEMENT. THIS LIMITATION APPLIES TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

11.3 Sublicensees—Damages. The Licensee shall cause each sublicensee to agree to limitations of remedies and damages substantially similar to the limitations of remedies and damages set forth above in sections 11.1 and 11.2.

12. Amendment and Waiver. The Agreement may be amended from time to time only by a written instrument signed by the parties. No term or provision of the Agreement may be waived and no breach excused unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. No waiver of a breach is to be deemed a waiver of a different or subsequent breach.

13. Assignment and Sublicense. Except as permitted under subsection 3.1.2 and section 14 of these Terms and Conditions, the Licensee shall not assign or sublicense its interest or delegate its duties under the Agreement. Any assignment, sublicense, or delegation attempted to be made in violation of this section is void. Absent the consent of all the parties, an assignment or delegation will not release the assigning or delegating party from its obligations. The Agreement inures to the benefit of the Licensee and the University and their respective permitted sublicensees and trustees.

14. Change of Control. Notwithstanding section 13 above, the Licensee, without the prior approval of the University, may assign all, but no less than all, its rights and delegate all its duties under the Agreement to another if the assignment is made as a part of and in connection with (a) the sale by the Licensee of all or substantially all of its assets to a single purchaser, (b) the sale, transfer, or exchange by the shareholders, partners, or equity owners of the Licensee of a majority interest in the Licensee to a single purchaser, or (c) the merger of the Licensee into another corporation or other business entity. Any assignment attempted to be made or made in violation of this subsection is void.

15. Applicable Law. The internal laws of the state of Minnesota, without giving effect to itsconflict of laws principles, govern the validity, construction, and enforceability of the Agreement.

16. Access to University Information.

16.1 Data Practices Act. The parties acknowledge that the University is subject to the terms and provisions of the Minnesota Government Data Practices Act, Minnesota Statutes §13.01 et seq. (the “Act”), and that the Act requires, with certain exceptions, the University to permit the public to inspect and copy any information that the University collects, creates, receives, maintains, or disseminates.

16.2 Limited Confidentiality. To the extent permitted by law, including as provided in the Act, the University shall hold in confidence and disclose only to University employees, agents and contractors who need to know the reports described above in sections 5.4 and 6.4 and the records inspected in accordance with section 6.5 of these Terms and Conditions. No provision of the Agreement is to be construed to further prohibit, limit, or condition the University’s right to use and disclose any information in connection with enforcing the Agreement, in court or elsewhere.

17. Consent and Approvals. Except as otherwise expressly provided, in order to be effective, all consents or approvals required under the Agreement must be in writing.

18. Construction. The headings preceding and labeling the sections of the Agreement are for the purpose of identification only and are not to be employed or used for the purpose of construction or interpretation of any portion of EPLA. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

19. Enforceability. If a court of competent jurisdiction adjudges a provision of the Agreement to be unenforceable, invalid, or void, such determination is not to be construed as impairing the enforceability of any of the remaining provisions hereof and such provisions will remain in full force and effect.

20. Entire Agreement. The parties intend the Agreement (including all attachments, exhibits, and amendments hereto) to be the final and binding expression of their contract and agreement and the complete and exclusive statement of the terms thereof. The Agreement cancels, supersedes, and revokes all prior negotiations, representations and agreements among the parties, whether oral or written, relating to the subject matter of the Agreement.

21. No Third-Party Beneficiaries. No provision of the Agreement, express or implied, is intended to confer upon any person other than the parties to the Agreement any rights, remedies, obligations, or liabilities hereunder. No sublicensee may enforce or seek damages under the Agreement.

22. Language and Currency. Unless otherwise expressly provided in the Agreement and in order to be effective, all notices, reports, and other documents and instruments that a party elects or is required to deliver to the other party must be in English, and all notices, reports, and other documents and instruments detailing revenues and earned under the Agreement or expenses chargeable to a party must be United States dollar denominated.

23. Notices. In order to be effective, all notices, requests, and other communications that a party is required or elects to deliver must be in writing and must be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other party at its address set forth below or to such other address as such party may designate by notice given under this section:

If to the University:	University of Minnesota
Office for Technology Commercialization
Attn: Contracts Manager
1000 Westgate Drive, Suite 160
St. Paul, MN 55114
Phone: 612.624.0550 Fax: 612.624.6554
E-mail: umotc@unm.edu
Web site: http://www.research.umn.edu/techcomm

For notices sent	University of Minnesota
Under section 8,	Office of the General Counsel
With a copy to:	Attn: Transactional Law Services
360 McNamara Alumni Center
200 Oak Street S.E.
Minneapolis, MN 55455-2006
Facsimile No.: 612.626.9624
E-mail: contracts@malogc.unm.edu

If to the Licensee:	As indicated in section 12 of the EPLA.

24. Publicity. The University may disclose to the public the execution and delivery of the Agreement along with the Licensee’s name and the name of the Licensed Technology. In no instance shall the University disclose to a third party the terms of the agreement including, without limitation, financial terms or Field of Use except as provided for in the Act.

25. Relationship of Parties. In entering into, and performing their duties under the Agreement, the parties are acting as independent contractors and independent employers. No provision of the Agreement creates or is to be construed as creating a partnership, joint venture, or agency relationship between the parties. No party has the authority to act for or bind the other party in any respect.

26. Security Interest. In no event may the Licensee grant, or permit any person to assert or perfect, a security interest in the Licensee’s rights under the Agreement.

27. Survival. Immediately upon the termination or expiration of the Agreement, except for certain rights granted for the Post-termination Period, all the Licensee’s rights under the Agreement terminate; provided, however, the Licensee’s obligations that have accrued before the effective date of termination or expiration (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse the University for costs) and the obligations specified in section 6.1 survive. The obligations and rights set forth in sections 6.4 and 8.3 and sections 9, 10, and 11 also survive the termination or expiration of the Agreement.

28. This section intentionally left blank.

29 Forum Selection. If a suit, claim, or other action to enforce the terms of the Agreement is brought by the Licensee against the University it shall only be in the state courts of Hennepin County, Minnesota. The Licensee hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over the Licensee or its assets and property. If a suit, claim or other action to enforce the terms of the Agreement is brought by the University against the Licensee, it shall only be in the state courts of Clarke County, Georgia. The University hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over the University or its assets and property.

UNIVERSITY OF MINNESOTA

EXHIBIT B

ROYALTY REPORT FORM

Date Licensee Name & Address	**EXAMPLE ONLY** FORM WILL BE SENT TO COMPANY EACH PERIOD FOR COMPLETION

License Number

Reporting Period:	Report Due Date:

This report must be submitted regardless of whether royalties are owed. Please do not leave any column blank. State all information requested below.

U of M Docket #	Product Description	Royalty Rate	Quantity/Net Sales	Royalty Due

Report Completed by:	Total Royalties Due:
Telephone Number:

If you have questions please contact:	Sharyl Stuber
612-625-4537
lowin001@urnmedu

Please make check payable to: Regents of the University of Minnesota